                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               MAF BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                                 [INSERT LOGO]


                          55TH STREET & HOLMES AVENUE
                        CLARENDON HILLS, ILLINOIS 60514
                                (630) 325-7300



                                    September 20, 1996



Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") which will be held on October 23, 1996 at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, at 10:00 a.m.

          The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of MAF Bancorp as well as a representative of KPMG Peat Marwick LLP will be present at the Meeting to respond to any questions from our shareholders regarding the business to be transacted.

          The Board of Directors of MAF Bancorp has determined that the matters to be considered at the Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered.

          YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

          On behalf of the Board of Directors and all the employees of the Company and Mid America Federal Savings Bank, I wish to thank you for your continued support.

                                    Sincerely yours,

                                    /s/ Allen H. Koranda

                                    Allen H. Koranda
                                    Chairman of the Board and
                                    Chief Executive Officer

                                 [INSERT LOGO]


                          55TH STREET & HOLMES AVENUE
                        CLARENDON HILLS, ILLINOIS 60514
                                (630) 325-7300

                       --------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 23, 1996

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") will be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on October 23, 1996 at 10:00 a.m.

          The Meeting is for the purpose of considering and voting upon the following matters:

          1. The election of three directors for terms of office of three years each or until their successors are elected and qualified;

          2. The approval of amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan;

          3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of MAF Bancorp, Inc. for the fiscal year ending June 30, 1997; and

          4. Such other matters as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

          The Board of Directors has fixed September 20, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any one or more of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Meeting will be available at the Company's offices located at Mid America Federal Savings Bank, 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                    By Order of the Board of Directors

                                    /s/ Carolyn Pihera

                                    Carolyn Pihera
                                    Corporate Secretary
Clarendon Hills, Illinois
September 20, 1996

                                 [INSERT LOGO]


                          55TH STREET & HOLMES AVENUE
                       CLARENDON HILLS, ILLINOIS  60514

                       ---------------------------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               OCTOBER 23, 1996

                       ---------------------------------

SOLICITATION AND VOTING OF PROXIES

          This Proxy Statement is being furnished to shareholders of MAF Bancorp, Inc. ("MAF Bancorp" or the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at Marie's Ashton Place, 341
W. 75th Street, Willowbrook, Illinois 60514 on October 23, 1996 at 10:00 a.m., and at any adjournments thereof. The 1996 Annual Report to Shareholders and Form 10-K, including the consolidated financial statements for the fiscal year ended June 30, 1996, accompanies this Proxy Statement, which is first being mailed to shareholders on or about September 23, 1996.

          Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or present in person at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF MAF BANCORP WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES AND FOR THE APPROVAL OR RATIFICATION OF THE OTHER SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

          The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

          A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

          The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and Mid America Federal Savings Bank (the "Bank"), without additional compensation therefor. MAF Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

          The securities which may be voted at the Meeting consist of shares of common stock of MAF Bancorp (the "Common Stock"), with each share entitling its owner to vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors. The close of business on September 20, 1996, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 10,485,480 shares.

          As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

          The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the provisions of Article Fourth of the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

          As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder of record to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

          As to the amendments to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan being proposed for stockholder action in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" the amendments to the Plan,
(ii) vote "AGAINST" the amendments to the Plan, or (iii) "ABSTAIN" from voting on the amendments to the Plan. Under Delaware law, an affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval of this proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to Proposal 2 will be counted as present and entitled to vote and will have the effect of a vote against the matter for which the "ABSTAIN" box has been selected. In contrast, shares underlying broker non-votes or in excess of the Limit will not be counted as present and entitled to vote and will have no effect on the vote on each matter presented.

          As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company set forth in Proposal 3, and all other matters that may properly come before the Meeting, by checking the appropriate box, you may:
(i) vote "FOR" the item; (ii) vote "AGAINST" the item or (iii) "ABSTAIN" with respect to the item. Under the Company's bylaws, unless otherwise required by law, such matters shall be determined by a majority of the votes cast, including proxies marked "ABSTAIN" as to that matter. Shares underlying broker non-votes will not be counted as present and entitled to vote.

          Proxies solicited hereby will be returned to the proxy solicitor or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed by such persons and in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Additionally, certain other publicly available Exchange Act reports may provide information regarding the identities of persons or groups who hold in excess of 5% of the Company's stock. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.


                      NAME AND ADDRESS         NUMBER       PERCENT OF
TITLE OF CLASS      OF BENEFICIAL OWNER      OF SHARES         CLASS
- ---------------     --------------------    ------------    -----------

Common Stock        Northwestern Savings      646,648(1)          6.17%
                     and Loan Association
                    Employee Stock Ownership
                     Plan and Trust
                    2300 N. Western Avenue
                    Chicago, IL  60647


(1) The trustee of the Northwestern Savings and Loan Association Employee Stock Ownership Plan and Trust ("NWSL ESOP"), Cole Taylor Bank, 850 West Jackson Blvd., Chicago, Illinois has sole voting and dispositive power over 335,002 unallocated shares of Common Stock held in the Trust and shared voting and dispositive power over 311,646 allocated shares of Common Stock held in the Trust. Allocated shares will be voted by the ESOP trustee in accordance with the instructions of participating employees. Unallocated shares will be voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participating employees regarding the allocated shares as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          With the exception of Allen Koranda and Henry Smogolski, no person being nominated as a director under Proposal 1, "Election of Directors," is being proposed for election pursuant to any agreement or understanding between any person and MAF Bancorp. Pursuant to an employment agreement dated April 19, 1990, as amended, between Allen Koranda and MAF Bancorp, failure to nominate Allen Koranda to the Board of Directors would constitute, if followed by his voluntary or involuntary termination, an Event of Termination under his employment agreement. Payments and other benefits due Allen Koranda following an Event of Termination are described in detail in "Employment and Special Termination Agreements." Pursuant to the merger agreement between MAF Bancorp and N.S. Bancorp, Inc., the Company agreed to appoint Henry Smogolski as a director of MAF Bancorp as soon as practicable after the closing of the merger. In addition, executive officers are eligible to receive awards pursuant to the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, amendments which are being voted on under Proposal 2.

COMPLIANCE WITH SECTION 16(A) OF  THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more then ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge during the year ended June 30, 1996, all Section 16(a) filing requirements were complied with, as they related to the Company's executive officers, directors and greater than ten-percent beneficial owners, except that Mr. Andrew J. Zych inadvertently did not disclose 1,066 shares of Common Stock owned by his wife on his otherwise timely filed initial report. Upon discovering the oversight, Mr. Zych promptly amended his original filing to disclose the shares.


                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

          Pursuant to its bylaws, the number of directors of MAF Bancorp is set at twelve (12), unless otherwise designated by the Board. On May 30, 1996, upon the merger of N.S. Bancorp into MAF Bancorp, the number of directors of the Company was designated to be increased from nine (9) to eleven (11). At such time, Henry Smogolski, Chairman of the Board and Chief Executive Officer of N.S. Bancorp, and Andrew J. Zych, Executive Vice President and director of N.S. Bancorp were appointed as directors of the Company and the Bank. Following the completion of his term of office ending on October 23, 1996, Richard Kallal will be retiring as a director of the Company and the Bank. As a result, the Board of Directors has designated that effective October 23, 1996, the number of directors will be reduced to ten (10).

          Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. Each of the members of the Board of Directors of MAF Bancorp also presently serves as a director of the Bank.

          The three nominees proposed for election at the Meeting are Allen Koranda, Dr. Robert Bowles and Henry Smogolski. All nominees named are presently directors of the Company and the Bank.

          In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND OTHERS.

          The following table sets forth, as of the Record Date, the names of nominees, continuing directors, the retiring director and "Named Executive Officers," as defined in "Executive Compensation-Summary Compensation Table," their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank, the year in which their term (or in the case of nominees, their proposed term) as director of the Company expires, and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date. With the exception of Messrs. Hanauer, Ekl, Smogolski and Zych, all of the listed nominees and continuing directors became directors of the Company in August 1989 when MAF Bancorp was incorporated for the purpose of acquiring 100% of the common stock of the Bank. Mr. Hanauer became a director of the Company on April 24, 1990. Mr. Ekl became a director of the Company on April 26, 1995. Mr. Smogolski and Mr. Zych became directors on May 30, 1996 as part of the terms of the merger with N.S. Bancorp, Inc.


NAME AND PRINCIPAL OCCUPATION               DIRECTOR OF                          SHARES OF COMMON       OWNERSHIP AS A
AT PRESENT AND                               THE BANK       EXPIRATION OF       STOCK BENEFICIALLY          PERCENT
FOR THE PAST FIVE YEARS              AGE       SINCE       TERM AS DIRECTOR          OWNED (1)             OF CLASS
- ---------------------------------    ---    -----------    ----------------    ---------------------    ---------------
NOMINEES
- --------
Allen H. Koranda.................     50       1972              1999                470,574(2)              4.41%
Chairman of the Board and Chief
Executive Officer of the Company
and the Bank.  Mr. Koranda is the
brother of Kenneth Koranda and
the son of Hugo Koranda.

NAME AND PRINCIPAL OCCUPATION               DIRECTOR OF                           SHARES OF COMMON      OWNERSHIP AS A
AT PRESENT AND                               THE BANK       EXPIRATION OF        STOCK BENEFICIALLY        PERCENT
FOR THE PAST FIVE YEARS              AGE       SINCE       TERM AS DIRECTOR           OWNED (1)            OF CLASS
- --------------------------------     ---    -----------    ----------------    ----------------------   --------------

Robert Bowles, MD...............      49       1985              1999                 27,938(2)(3)            0.27
Associate Medical Director of the
Orlando (Florida) Health Care
Group.

Henry Smogolski.................      65       1996              1999                172,344(3)(5)            1.64
Former Chairman and Chief
Executive Officer,
N.S. Bancorp, Inc.

CONTINUING DIRECTORS
- --------------------------------

Joe F. Hanauer..................      59       1990              1997                181,008(2)(3)            1.73
Serves as Chairman of
the Board of Grubb and Ellis Co.
and Principal of Combined
Investments, L.P.

Nicholas J. DiLorenzo, Sr.......      75       1969              1997                  8,088(2)(3)            0.08
Former President of Mid America
Development Services, Inc., a
wholly-owned subsidiary of the
Bank.  Currently serves as a
consultant to the Bank.

F. William Trescott.............      66       1978              1997                 10,333(2)(3)            0.10
Assistant Superintendent of
Hinsdale Township High School
District 86, Hinsdale, Illinois
until his retirement in 1994.

Andrew J. Zych..................      54       1996              1997                154,404(3)(5)            1.47
Former Director and Executive
Vice President, N.S. Bancorp, Inc.

Kenneth Koranda.................      46       1984              1998                456,533(2)               4.28
President of the Company and the
Bank.  Mr. Koranda is the brother
of Allen H. Koranda and the son of
Hugo Koranda.

Lois B. Vasto...................      62       1980              1998                 60,882(2)(4)            0.58
Senior Vice President/Loan
Operations of the Company and
the Bank.

Terry A. Ekl....................      48       1995              1998                  5,976(2)(3)            0.06
Partner in the law firm
of Connolly, Ekl &
Williams, P.C.


NAME AND PRINCIPAL OCCUPATION               DIRECTOR OF                          SHARES OF COMMON       OWNERSHIP AS A
AT PRESENT AND                               THE BANK        EXPIRATION OF      STOCK BENEFICIALLY         PERCENT
FOR THE PAST FIVE YEARS              AGE       SINCE       TERM AS DIRECTOR           OWNED (1)            OF CLASS
- --------------------------------     ---    -----------    ----------------    -------------------      --------------

RETIRING DIRECTOR
- --------------------------------

Richard Kallal..................     78        1985              1996                  6,721(2)(3)             0.06
Former Vice President and
Treasurer of the Cicero Glass
Company.

NAMED EXECUTIVE
OFFICERS (WHO ARE NOT
DIRECTORS)
- --------------------------------

Jerry A. Weberling..............     45        N/A               N/A                  47,962(2)(4)             0.46
Executive Vice President and
Chief Financial Officer of the
Company and the Bank.

Kenneth B. Rusdal...............     54        N/A               N/A                  30,215(2)                0.29
Senior Vice President-Operations
and Information Systems of the
Company and the Bank.

Stock Ownership of all Directors                                                   1,804,559(2)(3)(4)(5)      16.35
and Executive Officers
as a Group (21 persons)

- -------------------

(1) "Common Stock owned" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated or purchased through an employee benefit plan of the Bank; except when indicated by footnote, stock in which the individual either has or shares voting and/or investment power; and stock subject to options exercisable within sixty (60) days of September 20, 1996. Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse or other relative) voting and dispositive power as to the shares reported.
(2) Includes 185,154, 184,668, 34,641, 27,520, and 20,013 shares for Messrs. A.
    Koranda, K. Koranda, Ms. Vasto, Messrs. Weberling and Rusdal, respectively, which may be acquired pursuant to options granted, and exercisable within 60 days of September 20, 1996, under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan and the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Also includes 833 shares for Mr. Ekl and 333 shares each for Messrs. Bowles, Hanauer, DiLorenzo, Trescott and Kallal which may be acquired pursuant to options granted, and exercisable within 60 days of September 20, 1996 under the Premium Plan. Total shares for all directors and executive officers includes 552,535 shares subject to options granted and exercisable within 60 days of September 20, 1996, under these two plans.
(3) Excludes 147 shares held by the Mid America Federal Savings Bank Management Recognition and Retention Plans and Trusts (the "MRPs") as to which the voting of such shares is directed by the vote of the non-employee directors of the Bank. As a result of this shared voting and dispositive authority, each non-employee director is deemed to be the beneficial owner of all such shares.
(4) Excludes 25,716 shares held by the Mid America Federal Savings Bank Employees' Profit Sharing Plan as to which shared dispositive power is held by the Trustees of the plan (Lois Vasto, Jerry Weberling and two other executive officers).
(5) With respect to Messrs. Smogolski and Zych, total shares owned does not include shares which will be allocated to each of them in connection with the termination of the NWSL ESOP. Such allocation of shares is not known at this time and such shares are included in the total unallocated shares of the NWSL ESOP as of September 20, 1996. See "Security Ownership of Certain Beneficial Owners."

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

          During fiscal 1996, the Board of Directors of the Company held 12 regular meetings. During the year, no director of the Company attended fewer than 75% in the aggregate of the total number of the Company's Board meetings held and the total number of committee meetings on which such director served. The Board of Directors of the Bank and the Company maintain a number of committees, certain of which are described below.

          The Executive Committee consists of Allen Koranda (Chairman), Kenneth Koranda and Lois Vasto. The Committee generally meets as needed and is charged with the responsibility of overseeing the business of the Company and the Bank. The Committee has the power to exercise most of the powers of the Board of Directors in the intervals between meetings of the Board. The Executive Committee met one time in fiscal 1996.

          The Audit Committee consists of F. William Trescott (Chairman), Joe F. Hanauer and Richard Kallal. The Committee reports to the Board of Directors concerning the results of examinations, the status of actions taken to correct conditions reported and any other matters affecting the Company and the Bank. The Committee met four times in fiscal 1996.

          The Administrative/Compensation Committee, which consists of Messrs. Trescott (Chairman), Bowles and Kallal, is responsible for reviewing and making recommendations to the Board concerning compensation and other related benefit plans applicable to the Company's executive officers. The Committee met one time in fiscal 1996.

          The Company's Nominating Committee consists of Allen Koranda, Robert Bowles and Lois Vasto. The Committee reviews any nominations to the Board of Directors made by shareholders and recommends to the Board of Directors the nominees to stand for election at the Company's annual meeting of shareholders. Any recommendations not selected for the Board of Directors' slate and other nominations must comply with the Company's bylaws with regard to a shareholder slate. The Company's bylaws provide procedures for shareholder nominations for director to a shareholder slate, as well as any other proposals by shareholders of business to be brought before the meeting. See "Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time in fiscal 1996.


DIRECTORS' COMPENSATION

          Directors' Fees.  All directors receive annual directors fees of
          ---------------
$14,100 ($14,400 beginning in July 1996) and directors who are not also officers received an additional fee of $375 for each Board meeting attended. Jerome Skrydlewski and Jerry J. Krudl, former directors who are each presently serving as a director emeritus, are paid a fee of $300 per month plus $375 for each Board meeting they attend. On October 23, 1996, Mr. Kallal will begin serving as a director emeritus on terms consistent with those of Mr. Skrydlewski and Mr. Krudl. Hugo Koranda, former Chairman of the Board of Directors of the Bank who presently serves as Chairman Emeritus, is paid a fee of $375 for each Board meeting he attends (plus $300 per month beginning in July 1996). Mr. Koranda is the father of Allen Koranda and Kenneth Koranda.

          Directors' Deferred Compensation Plan.  The Bank maintains the Mid
          --------------------------------------
America Federal Savings Bank 1992 Directors' Deferred Compensation Plan. Under the plan, a director may elect to defer 50% or

100% of annual directors' fees through 1996. The deferred fees earn interest at a rate of 130% of the Moody's Corporate Bond Rate for the preceding year. Upon the later of termination of service or attaining the age of 65, directors are entitled to receive the deferred fees plus accrued interest in a lump sum or in installments over a period of time not to exceed fifteen years. Death benefits are provided to the beneficiaries of the plan participants. The amount of deferred directors' fees in fiscal 1996 is included in "Executive Compensation-Summary Compensation Table" for the individuals named therein.

          Health Insurance Plan.  The Bank maintains a health insurance plan
          ---------------------
for its non-employee directors, under which directors electing to be covered under the plan must contribute certain amounts to receive coverage under the plan.

          Consulting Agreements.  The Bank has entered into a consulting
          ---------------------
agreement with Nicholas J. DiLorenzo, Sr., who has had extensive experience with the Bank. Mr. DiLorenzo, a director of the Company and the Bank, retired from the Bank in October 1987, and had served in the capacities of Senior Vice President of the Bank since 1965 and President of Mid America Development Services, Inc., a wholly-owned subsidiary of the Bank, since 1978. The agreement provides that Mr. DiLorenzo is to render advisory and consulting services during the term of the agreement and particularly on matters regarding real estate development. Mr. DiLorenzo's one-year contract, which expires on October 31, 1996, provides for the payment of annual consulting fees totaling $40,000. In addition, the Bank provides Mr. DiLorenzo with the use of a Company automobile. Mr. DiLorenzo's contract has been renewed at comparable terms for a one-year period ending October 31, 1997.

          Premium Option Plan.  Certain directors of the Company participate
          -------------------
in the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Non-employee directors of the Company who did not previously participate in another option plan of the Company are entitled to receive an initial grant of 2,500 options under the Premium Plan when they become a plan participant. In addition, all non-employee directors of the Company who become participants in the Premium Plan receive an annual grant of 1,000 options under the Premium Plan. All options granted to non-employee directors under the Premium Plan are granted at an exercise price of 110% of the fair market value of the Common Stock on the date of grant.

EXECUTIVE COMPENSATION

          The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE REPORT. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Administrative/Compensation Committee (the "Compensation Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

          The Compensation Committee is composed solely of independent outside directors. The entire board has delegated to the Committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Company, and the requirements of appropriate regulatory agencies. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision-making through the review, discussion and ratification of Compensation Committee recommendations. All cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay cash compensation directly to its executive officers.

          EXECUTIVE COMPENSATION PHILOSOPHY. Since MAF Bancorp's initial public offering in 1990, the Committee has had the following goals for the compensation programs relating to the executives of the Company and the Bank:

* to provide motivation for the executives to enhance shareholder value by linking a significant portion of their compensation to the value of the Company's stock;

* to retain the executive officers who have led the Company to high performance levels and allow the Bank to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

* to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average to moderately above average levels.

          For purposes of determining the competitive compensation market for the Bank's executives, the Committee has reviewed the compensation paid to top executives of thrifts and banks with total assets and performance results (return on equity and return on assets) comparable to those of the Bank. This information was generally derived from the following sources: (1) peer group data taken from the SNL Securities Executive Compensation Review 1995 which covers publicly-held thrifts (the "SNL Public Thrift Survey"); (2) peer group data taken from the Savings and Community Bankers of America compensation survey for savings institutions which covers mutual and stock owned thrifts (the "SCBA Survey"); and (3) peer group data taken from the SNL Securities Executive Compensation Review 1995 which covers publicly-held commercial banks (the "SNL Public Bank Survey"). Institutions comprising these peer groups are not necessarily the same as those in the peer group used for the Stock Performance Graph. In reviewing this peer group data, the Committee generally gave the greatest weight to information contained in the SNL Public Thrift Survey because these institutions, similar to the Company, are all publicly-held thrifts or thrift holding companies and most of these institutions are included in the peer group index used in the stock performance graph. The Committee gave approximately equal weight to information contained in the other two surveys.

          In addition, the Compensation Committee reviewed the salary history and performance levels of each of the executive officers in determining appropriate compensation levels. Furthermore, comparative salary data compiled by KPMG Peat Marwick LLP in connection with a comprehensive executive compensation review undertaken and completed during fiscal 1993 was also utilized as a source of information in determining compensation levels for executive officers. In connection with this review, KPMG Peat Marwick LLP compiled job responsibilities for each of the executive positions of MAF Bancorp and matched those positions and their compensation levels with similar positions and compensation levels, from both inside and outside the thrift industry. Salary history and performance levels were given moderately greater weight than the KPMG Peat Marwick LLP study in determining salary levels.

          In fiscal 1996, executive officers' compensation consists principally of salary, annual incentive bonuses, long-term performance awards and premium stock option grants. The salaries are generally in the average to moderately above average range compared to other institutions. Beginning in fiscal 1994, in connection with the compensation study completed by KPMG Peat Marwick LLP, the Committee further emphasized its desire to link executive compensation to the Company's financial performance and stock price performance by revising its annual incentive plan and by adopting a long-term performance award plan and a premium-price stock option plan. The plans are intended to further motivate executives to take actions that will favorably impact the Company's long-term, as well as annual, profitability.

          Under the MAF Bancorp Executive Annual Incentive Plan (the "Annual Incentive Plan"), executives are classified into four groups, based on their relative position within the Company, with target annual bonuses (as a percentage of base salary) equal to 50%, 40%, 22% and 12%, respectively. Target bonuses are paid if targeted company net income goals established at the beginning of each fiscal year are met and if certain safety and soundness standards are maintained. Annual bonus awards can range from 0% to 150% of the Target awards depending on how actual net income compares to the targeted company goal. Awards will be (1) 50% of the targeted awards if net income equals a threshold performance level (80% of targeted net income), (2) 150% of the targeted awards if net income equals a superior performance level (120% of targeted net income) or (3) 0% of the targeted awards if net income is below the threshold performance level or if certain safety and soundness standards are not maintained. A subjective analysis of an executive's individual performance can also increase or decrease his award opportunity although for fiscal 1996 , this was not used as a criteria in determining annual bonuses.

          Fiscal 1996 net income, after adjustment for certain extraordinary items and merger-related income and expense items, equaled approximately 110% of the targeted goal for the year. As a result of this performance, and having met certain safety and soundness standards, annual bonuses equal to 62.0%, 62.0%, 49.6%, 49.6% and 27.3% of base salary, were paid to Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively.

          The MAF Bancorp Shareholder Value Long-Term Incentive Plan (the "Long-Term Incentive Plan") grants performance units to executives in target amounts equal to 25%, 20%, 11% or 6% of their base salary, based on executives' respective classification in one of four groups. The value of these performance units is determined at the end of a three year period based on the stock price performance of MAF Bancorp versus the S&P 500 Index. In order for the performance units to be worth their targeted value, the stock price performance of MAF Bancorp (including reinvested dividends) must be in the 60th percentile of the S&P 500 Index (target performance) at the end of the three year measurement period. If the stock price performance ranks in the 50th percentile of the S&P 500 Index, the performance units will be worth 50% of their targeted value, while performance in the 90th percentile of the S&P 500 Index will result in the performance units being worth 250% of their targeted value. If the Company's stock price performance does not rank at least in the 50th percentile of the S&P 500 Index for the three year measurement period, the performance units will have no value. Further, the plan will not be activated and the performance units will have no value (regardless of stock price performance relative to the S&P 500 Index) if MAF Bancorp's stock price performance for the three year period does not rank at least in the 51st percentile when compared to comparable thrift industry companies. The value of long-term performance units granted in fiscal 1996 will be determined at the end of the three year period ending June 30, 1998, and cash payments equal to the value of the units will be made at that time.

          Long-term performance units granted on July 1, 1993 were valued at the end of their three-year performance period on June 30, 1996. The total return on MAF Bancorp stock (including reinvested dividends) was 54% during this three-year performance period and ranked in the 59% percentile when compared to the S&P 500 Index. However, this percentage return was below the 51st percentile when compared to comparable thrift industry companies and as a result, no payments were made to executive officers for the performance units granted on July 1, 1993.

          The Premium Plan provides for annual grants of options to executive officers in amounts equal to 25%, 20%, 11% and 6% of base salaries, based on executives' respective classification in one of four groups (the present value of such options is to be determined based on an appropriate pricing model). The option awards to executive officers are to be granted at an exercise price equal to 133% of the market price on the date of grant. Thus, executive officers will derive no financial benefit from the grant of premium options until such time as shareholders benefit from a 33% stock price increase. In fiscal 1996, Messrs.
A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal were granted 8,515, 8,217, 3,870, 3,578 and 1,713 shares subject to options under the Premium Plan. These options were granted at an exercise price of $27.96 per share .

          CHIEF EXECUTIVE OFFICER. The Chief Executive's compensation for fiscal 1996 consisted principally of the following components:

    * Salary
    * Incentive Bonus
    * Long-Term Performance Units
    * Premium-Price Stock Option Grants

          As discussed above, the value of long-term performance units granted in fiscal 1996 will be determined at the end of the three year period ending June 30, 1998. No cash payments under the Long-Term Incentive Plan were made to the Chief Executive Officer in fiscal 1996 .

          The Chief Executive Officer's total base compensation consists of a base salary and an annual retainer as a director of the Company and the Bank. The base salary was $264,000 and the retainer was $14,100 in fiscal 1996 . The Chief Executive Officer's salary is comparatively average in his peer group. The base salary increased 2.7% in fiscal 1996 compared to fiscal 1995, and the annual retainer increased $300. The annual bonus for 1996 was based on the Annual Incentive Plan described above.

                    ADMINISTRATIVE/COMPENSATION  COMMITTEE
                    --------------------------------------

      F. William Trescott (Chairman)             Robert Bowles, MD
      Richard Kallal

                              BOARD OF DIRECTORS
                              ------------------

      Robert Bowles, MD                        Allen H. Koranda
      Nicholas J. DiLorenzo, Sr.               Kenneth Koranda
      Terry Ekl                                F. William Trescott
      Joe F. Hanauer                           Lois B. Vasto
      Richard Kallal

          STOCK PERFORMANCE GRAPH. The following graph shows a five-year comparison of cumulative total shareholder return (including reinvested dividends) on the Company's Common Stock, with the cumulative total returns of both a broad-market index and a peer group index. The broad-market index chosen was the Nasdaq Market Index and the peer group index chosen was the Media General Industry Group, which is comprised of savings and loan securities. The data was provided by Media General Financial Services. The shareholder returns are measured based on an assumed investment of $100 on June 28, 1991.



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


                                          Fiscal Year Ending
Company                 1991      1992      1993      1994      1995      1996
- ------------------------------------------------------------------------------
MAF BANCORP, INC.      100       200.00    378.95    483.97    501.96    583.25
INDUSTRY INDEX         100       133.54    170.26    199.15    229.52    291.69
BROAD MARKET           100       107.75    132.27    145.04    170.11    214.14

          SUMMARY COMPENSATION TABLE. The following table shows, for the fiscal years ended June 30, 1996, 1995 and 1994, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the other four highest paid executive officers ("Named Executive Officers") of the Company, who received salary and bonus in excess of $100,000 in fiscal 1996. MAF Bancorp has not paid any cash compensation directly to the Named Executive Officers.


                                          ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                    -------------------------------- ---------------------------------
                                                                               AWARDS          PAYOUTS
                                                                      -----------------------  -------
                                                           OTHER      RESTRICTED  SECURITIES
                                                           ANNUAL       STOCK     UNDERLYING              ALL OTHER
NAME AND PRINCIPAL                  SALARY     BONUS    COMPENSATION    AWARDS     OPTIONS/     LTIP    COMPENSATION
  POSITION                   YEAR   ($)(1)     ($)(2)      ($)(3)       ($)(4)     SARS#(5)    PAYOUTS     ($)(6)
- ---------------------------  ----  --------   --------  ------------  ----------  -----------  -------  ------------
Allen H. Koranda;            1996  $278,117   $163,970       -               -        8,515       -        17,099
Chairman of the Board        1995   270,810    169,494       -               -        6,443       -        17,458
& Chief Executive Officer    1994   270,237    139,620       -           9,100        6,751       -        29,835

Kenneth Koranda;             1996   272,872    160,250       -               -        8,217       -        18,656
President and Director       1995   261,828    163,564       -               -        6,217       -        18,158
                             1994   261,237    134,730       -           9,100        6,514       -        30,592

Jerry A. Weberling;          1996   152,612     75,910       -               -        3,870       -        12,997
Executive Vice President     1995   146,012     77,174       -               -        2,787       -        17,702
and Chief Financial Officer  1994   139,021     60,410       -           5,688        2,921       -        18,592

Lois B. Vasto; Senior        1996   153,411     69,210       -               -        3,578       -        13,964
Vice President/Loan          1995   149,230     71,374       -               -        2,668       -        17,696
Operations and Director      1994   146,643     57,800       -           5,688        2,795       -        19,277

Kenneth B. Rusdal; Senior    1996   123,500     33,950       -               -        1,713       -        12,741
Vice President - Operations  1995   117,500     34,304       -               -        1,235       -        14,759
and Information Systems      1994   112,000     26,770       -           5,688        1,295       -        12,750
- ---------------------------

(1) Includes amounts deferred under the Bank's deferred compensation plan and profit sharing/401(k) Plan and includes directors' fees paid to Messrs. A. Koranda, K. Koranda and Ms. Vasto for each of the three years.
(2) Includes bonuses earned pursuant to the Bank's annual incentive plan, which bases bonuses upon a percentage of officers' salaries if the Bank meets certain performance goals.
(3) For fiscal 1996, 1995 and 1994, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of above-market preferential earnings on deferred compensation, except as disclosed in footnote (6); (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation;
    (d) tax payment reimbursements; or (e) preferential discounts on stock.
(4) At June 30, 1996, Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal had no restricted stock holdings. In fiscal 1994, Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal were awarded 440, 440, 275, 275 and 275 restricted shares, respectively, which vested in January, 1995.
(5) Option grants in fiscal 1996, 1995 and 1994 were made pursuant to the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Options granted to the Named Executive Officers under the Premium Plan become exercisable in three equal annual installments, commencing one year from the date of grant and are granted at an exercise price equal to 133 percent of the fair market value of the Common Stock on the date of grant. Options granted in fiscal 1994, 1995 and 1996 have exercise prices of $26.30, $26.15 and $27.96 per share, respectively. Options granted include limited rights which generally are exercisable upon a change in control.
(6) Includes for fiscal 1996: (1) contributions to the ESOP of 362, 362, 306, 304 and 272 shares for Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively, valued at the year end stock price of $24.50 per share; (2) contributions for foregone ESOP and profit sharing contributions made to the Bank's executive deferred compensation plan totaling $0, $0, $0, $0 and $1,443 for Messrs. A. Koranda, K. Koranda,

(footnotes continued on next page)

    Weberling, Ms. Vasto and Mr. Rusdal, respectively; (3) contributions to the Bank's profit sharing plan, representing discretionary employer contributions, 401(k) employer matching contributions and forfeiture allocations, of $4,395, $4,395, $4,395, $4,365 and $4,176 for Messrs. A.
    Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively; and
    (4) amounts accrued in the deferred compensation plan, relating to the excess of the Plan's interest rates over 120% of the applicable federal long-term interest rates, of $3,835, $5,392, $1,105, $2,151 and $458 for
    Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal, respectively.

EMPLOYMENT AND SPECIAL TERMINATION AGREEMENTS

          The Bank and the Company have entered into employment agreements with Allen Koranda, Kenneth Koranda, Jerry Weberling and Lois Vasto. The Bank and the Company have also entered into special termination agreements with certain executive officers of the Bank and the Company, including Kenneth Rusdal. Such employment and special termination agreements are designed to ensure that the Bank and Company will be able to maintain a stable and experienced management base.

          Employment Agreements with the Bank and the Company.  The employment
          ---------------------------------------------------
agreements with the Bank and Company provide for three-year terms. On each anniversary date, the Board of Directors of the Company or the Bank may extend the agreements for an additional year so that the remaining terms shall be three years. The agreements provide for an annual base salary, which is reviewed annually, to be paid by the Bank, or the Company in lieu of the Bank, in an amount which is not less than that which was paid to each executive in 1990. In addition to base salary, each agreement provides, among other things, for participation in benefit plans and other fringe benefits applicable to executive officers.

          The agreements provide for termination by the Bank and the Company for "cause," as defined in the agreements, at any time. In the event the Bank and the Company choose to terminate an executive's employment for reasons other than as a result of a change in control (as defined in the agreements) or for cause, or in the event of an executive's resignation from the Bank or the Company upon
(i) failure to re-elect or re-nominate executive to the executive's current offices; (ii) a material lessening of the executive's functions, duties or responsibilities; (iii) a liquidation, dissolution, consolidation or merger in which the Bank or the Company is not the resulting entity; or (iv) a breach of the agreement by the Bank or the Company; the executive or, in the event of death, the executive's beneficiary, as the case may be, would be entitled to a payment equal to the greater of the amount payable to the executive for the remaining term of the agreement or three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years. The Bank and Company would also continue the executive's life, health and disability coverage for thirty-six months or, if earlier, until the executive is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, followed by the executive's subsequent termination of employment, the executive would be entitled to a termination payment equal to three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years (which would result in current payments of approximately $1,250,000, $1,212,000, $650,000 and $605,000 for Messrs. A. Koranda, K. Koranda, Weberling and Ms. Vasto, respectively) and continued benefits as described above and certain benefits provided under the Bank's benefit plans. During fiscal 1996, the employment agreements were amended to include the Annual Incentive Plan bonus paid over the prior three years in determining the termination payments.

          Special Termination Agreements.  The special termination agreements
          ------------------------------
among the Company, the Bank and certain executive officers, including Kenneth Rusdal, provide for three-year terms. On each anniversary date the Board of Directors of the Company or the Bank may extend the agreements so that the remaining term is three years. Each agreement provides that at any time following a change in control of the Company or the Bank, as defined in the agreements, if the Company or the Bank were to terminate the executive's employment for any reason other than "cause", as defined in the agreements, or if the executive were to terminate his own employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the executive would be entitled to receive a termination payment in an amount equal to three times his average annual salary and Annual Incentive Plan bonus for the three previous years of his employment (which would result in a current payment of approximately $447,000 for Mr. Rusdal). During fiscal 1996, the special termination agreements were amended to include the Annual Incentive Plan bonus paid over the prior three years in determining the termination payments.

          Payments upon a change in control under the employment agreements and special termination agreements could constitute excess parachute payments under
Section 280G of the Internal Revenue Code (the "Code"), which may result in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. The agreements provide that benefits payable following a change in control will be reduced to an amount that would not constitute an excess parachute payment (as that term is defined in Section 280G of the Code) if the reduced amount is greater than the amount that would otherwise be received after payment of any excise tax.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          The Bank has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to executive officers and other corporate officers approved by the Board of Directors. The annual retirement plan benefit under the SERP is calculated equal to 2% of final average salary times the years of service after 1994. Ten additional years of service are credited to participants in the event of a change in control transaction although in no event may total years of service exceed 20 years. The maximum annual retirement payment is equal to 40% of final average salary. Benefits are payable in various forms in the event of retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for certain death benefits to the extent such amounts exceed a participant's accrued benefit under the SERP at the time of death.

OPTION PLANS

          The Company maintains the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan (the "Incentive Plan") which provides for discretionary stock option awards to officers and key employees as determined by the Compensation Committee and the Board of Directors. There were no grants of options under this plan in fiscal 1994, 1995 or 1996. The Board of Directors has proposed to amend the Incentive Plan to increase by 200,000 the number of shares which may be granted under the plan, and to extend by three years the time period during which options may be granted. See Proposal 2.

          The Company also maintains the Premium Plan which provides for stock option awards to directors, executive officers and employees as determined by the Compensation Committee. Under the Premium Plan, (which is not part of any proposed amendment under Proposal 2) options are granted to executive officers at 133% of the fair market value on the date of grant and are granted to non-employee directors at 110% of the fair market value on the date of grant. Thus, no executive officer or director will derive any financial benefit from the grant of options under the Premium Plan until such time as shareholders have benefited from considerable stock price appreciation. To date, a total of 140,585 options have been granted under the Premium Plan and 106,915 remain to be issued. The following table lists all grants of options (and limited rights) under the Premium Plan to the Named Executive Officers for 1996 and contains certain information about grant-date valuation of the options.



                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                    --------------------------------------

                               INDIVIDUAL GRANTS
                               -----------------


                          NUMBER OF
                          SECURITIES      PERCENT OF TOTAL
                          UNDERLYING        OPTIONS/SARS
                         OPTIONS/SARS        GRANTED TO        EXERCISE OR BASE
                           GRANTED          EMPLOYEES IN             PRICE           EXPIRATION        GRANT DATE
NAME                       (#)(1)          FISCAL YEAR(2)      ($/SHARE)(3)(4)        DATE (5)     PRESENT VALUE ($)(6)
- ----                     ------------     ----------------     ----------------      ----------    --------------------
Allen H. Koranda              8,515              23.7%              $27.96              7/3/05            $64,288

Kenneth Koranda               8,217              22.9                27.96              7/3/05             62,038

Jerry  A. Weberling           3,870              10.8                27.96              7/3/05             29,219

Lois B. Vasto                 3,578              10.0                27.96              7/3/05             27,014

Kenneth Rusdal                1,713               4.8                27.96              7/3/05             12,933

- ---------------
(1) Options granted in fiscal 1996 under the Premium Plan become exercisable in three equal annual installments, commencing on July 3, 1996. To the extent not already exercisable, the options become exercisable upon a change in control, as defined in the Premium Plan. In addition, vesting of options may be accelerated by the committee which administers the plan.
(2) Percentages are determined without regard to certain options on N.S. Bancorp common stock which were converted into options on MAF Bancorp common stock following the merger of N.S. Bancorp into MAF Bancorp on May 30, 1996.
(3) The purchase price may be made in cash or in whole or in part through the surrender of previously held shares of Common Stock at the fair market value on the date of exercise. The exercise price of the premium stock options is equal to 133 percent of the fair market value of the Common Stock on the date the options were granted (as adjusted for subsequent stock dividends).
(4) Options are subject to limited rights (SARs) pursuant to which the limited rights, to the extent the options have been outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised multiplied by the number of shares to which such limited rights are exercised.
(5)  The option term is ten years.
(6) The method used is a variation of the Black-Scholes option pricing model and reflects the following assumptions as of the date of grant: (a) fair market value of the Common Stock on the date of grant equal to $21.02 per share; (b) expected dividend yield on the Common Stock of 1.40%; (c) calculated volatility of the price of the Common Stock equal to 0.278, determined based on the closing end-of-week stock prices for the most recent 104 weeks ending prior to the date of grant; and (d) a risk-free interest rate equal to 6.40%. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

          The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of June 30, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. No options were exercised by the Named Executive Officers in fiscal 1996.


                       FISCAL YEAR-END OPTION/SAR VALUES
                       ---------------------------------

                            NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                           UNDERLYING UNEXERCISED         MONEY OPTIONS/SARS AT
                           OPTIONS/SARS AT FISCAL            FISCAL YEAR-END
                                YEAR-END(#)                      ($)(1)(2)
                         -------------------------     ----------------------------
     NAME                EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
    ------               -------------------------     ----------------------------
     Allen H. Koranda               177,918/15,060                  $3,216,765/--

     Kenneth Koranda                177,685/14,533                   3,216,765/--

     Jerry Weberling                  24,327/6,702                     392,150/--

     Lois Vasto                       31,627/6,288                     539,063/--

     Kenneth Rusdal                   18,599/2,968                     315,588/--

- ---------------
(1) Market value of underlying securities at fiscal year-end ($24.50) minus the exercise or base price per share.
(2) Options granted in fiscal 1994, 1995 and 1996 to Messrs. A. Koranda, K. Koranda, Weberling, Ms. Vasto and Mr. Rusdal under the Premium Plan were "out-of-the-money" on June 30, 1996 (i.e., the exercise price of the option is greater than the fair market value of the Common Stock) and are not reflected in determining the value of unexercised options.

LONG-TERM INCENTIVE PLAN

          The following table provides certain information relating to performance units granted to the Named Executive Officers under the MAF Bancorp Shareholder Value Long-Term Incentive Plan. The value of the performance units, if any, is to be paid in cash to the recipient at the end of the three year performance period. The value of the units is to be determined based on the stock price performance (including reinvested dividends) of MAF Bancorp, Inc. common stock relative to the S&P 500 Composite Index.


             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR
             -----------------------------------------------------


                                     PERFORMANCE          ESTIMATED FUTURE PAYOUTS
                       NUMBER OF       OF OTHER     UNDER NON-STOCK PRICE BASED PLANS (1)
                        SHARES,      PERIOD UNTIL  ----------------------------------------
                    UNITS OR OTHER    MATURATION     THRESHOLD        TARGET      MAXIMUM
NAME                  RIGHTS (#)      OR PAYOUT       ($ OR #)       ($ OR #)     ($ OR #)
- ----                ---------------  ------------  --------------  ------------  ----------

Allen H. Koranda          643          3 years          $32,150       $64,300     $160,750

Kenneth Koranda           620          3 years           31,000        62,000      155,000

Jerry Weberling           292          3 years           14,600        29,200       73,000

Lois Vasto                270          3 years           13,500        27,000       67,500

Kenneth Rusdal            129          3 years            6,450        12,900       32,250

- ------------------
(1) The threshold, target and maximum payments are based on MAF Bancorp stock price appreciation (including reinvested dividends) ranking in the 50th, 60th and 90th percentile of the S&P 500 Index at the end of the three year performance period. No payout is to be made if MAF Bancorp's stock price performance ranks below the 50th percentile at the end of the three year performance period or if MAF Bancorp's stock price performance for the three year period does not rank in the 51st percentile or higher when compared to comparable thrift industry companies, regardless of stock price performance relative to the S&P 500 Index.


TRANSACTIONS WITH CERTAIN RELATED PERSONS

          Indebtedness of Management. Directors, officers and employees of the
          ---------------------------
Bank and its subsidiaries are eligible to apply for mortgage, home equity, home improvement, savings account, automobile and education loans. All loans to directors and executive officers are made in the ordinary course of business, do not involve more than the normal risk of collectibility and do not present any unfavorable features. Except as described below, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors.

          Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective on August 9, 1989, certain types of loans were offered to directors, officers and employees at reduced rates subject to certain conditions contained in then-existing regulations. Prior to August 9, 1989, the interest rate charged on loans to directors, officers and employees was generally 1/4% below the prevailing rate made available to the general public. In addition, various loan service charges, including application fees, points and closing fees were either reduced or waived.

          Any loans made by the Bank to its executive officers and directors must comply with the requirements of Section 22(h) of the Federal Reserve Act, except to the extent that more stringent requirements are imposed by the Director of the Office of Thrift Supervision ("OTS"). Among other things,
Section 22(h) prohibits the Bank from making a loan to any executive officer or director on preferential terms, i.e., terms that would not be offered to an unaffiliated borrower of comparable credit standing seeking a comparable loan. The requirements of Section 22(h) generally apply only to loans made after the date of the enactment of FIRREA. Loans made prior to that date to directors and executive officers on preferential terms may remain outstanding until maturity. The Bank has revised its policy regarding loans to directors and executive officers in accordance with the requirements of FIRREA. The Bank continues to make loans to its non-executive officers and other employees with reduced loan service charges but not with reduced interest rates.

          The following table sets forth certain information with regard to loans to directors and executive officers of the Company and Bank made prior to August 9, 1989, the outstanding aggregate balances of which exceeded $60,000 since July 1, 1995.



                                                    LARGEST AMOUNT
                     ORIGINAL   ORIGINAL  MATURITY    OUTSTANDING
                     AMOUNT OF    DATE      DATE         SINCE          TYPE OF
NAME AND POSITION      LOAN     OF LOAN   OF LOAN     JULY 1, 1995       LOAN
- -----------------    ---------  --------  --------  --------------  ---------------
Lois B. Vasto        $172,400   01/20/87  02/01/17  $156,475        Residential (1)
Senior Vice
President & Director

(1) The loan was modified during fiscal 1996 pursuant to one of the Bank's loan modification programs. The modified terms of the loan are not preferential and are consistent with those offered to unaffiliated customers of the Bank.



  PROPOSAL 2.  APPROVAL OF AMENDMENTS TO THE MAF BANCORP, INC. 1990 INCENTIVE
                               STOCK OPTION PLAN

          The Board of Directors has adopted two amendments to the Incentive Plan which require shareholder approval. A copy of the amended Incentive Plan is attached hereto as Exhibit A. The first amendment is to increase the number of shares of Common Stock authorized to be issued under the Incentive Plan by 200,000 shares. The second amendment is to extend by three years the period during which options may be granted. The initial ten-year period established in 1990 will expire in 2000. As amended, this period during which options may be granted will end in 2003. Certain other technical amendments have been made to the Incentive Plan which do not require shareholder approval and which are included in the copy of the Incentive Plan attached as Exhibit A.

          The Incentive Plan was originally adopted in connection with the Company's 1990 initial public offering and was approved by shareholders at the 1990 Annual Meeting of Shareholders. The Incentive Plan currently authorizes the grant of 523,462 options to purchase shares of Common Stock, of which 523,381 options have been granted and 81 options remain to be granted. To date, a total of 27,501 options granted have been exercised and 495,880 options remain to be exercised. Approval by shareholders of the proposed amended Incentive Plan will increase the number of options available to be granted to 200,081.

          The purpose of the Incentive Plan is to advance the interests of the Company and its shareholders by tying Company performance with long-term compensation. The Board of Directors believes that stock options are an important element of executives' compensation package, serving to attract and retain qualified executives and providing an important motivational link between the Company's stock price and executives' compensation. In that there are only 81 options remaining to be granted under the Incentive Plan, the Board believes that it is an appropriate time to increase this reserve by 200,000 options. Under the terms of the Incentive Plan, these options are to be granted at not less than 100% of the fair market value of the Common Stock on the date of grant.

          If approved by shareholders, it is expected that the newly available options will be granted to employees over a number of years. Under its current terms, no options may be granted under the Incentive Plan after January 18, 2000 which coincides with the ten-year anniversary date of the Incentive Plan. The Board of Directors is proposing that the Incentive Plan be amended to extend this date by three years to January 18, 2003. Although there is no current schedule of future option grants under the Incentive Plan, the Board of Directors wants to ensure that the time period during which options may be granted under the Incentive Plan is of sufficient duration to allow it to make option grants without regard to time restrictions. On July 1, 1996, the Board of Directors granted a total of 39,500 incentive stock options to certain officers under the Incentive Plan at an exercise price of $24.25 per share. Such option grants are subject to the approval by shareholders of this Proposal 2. In the event shareholders fail to approve this Proposal 2, the options granted on July 1, 1996 will be canceled.

          The foregoing and the following is a summary of the material terms of the Incentive Plan which is qualified in its entirety by the complete provisions of the Incentive Plan document attached as Exhibit A.

          The Incentive Plan authorizes the granting of incentive and non-statutory stock options and limited rights to such officers and other key employees of the Company or its affiliates as the Board of Directors may determine. Options granted under the Incentive Plan may be either "incentive stock options" (options which afford tax benefits to recipients upon compliance with certain conditions, and which do not generally result in tax deductions to the Company), or "non-statutory options" (options which do not afford income tax benefits to recipients, but which may provide tax deductions for the Company). However, in accordance with applicable income tax rules and regulations as they apply to the Incentive Plan, options granted after January 18, 2000 must be granted as non-statutory options.

          Incentive stock options under the Incentive Plan may be exercised at such times as the Board of Directors determines (but not after ten years from the date of grant or, in the case of an employee owning more than 10% of the Common Stock of the Company on the date of grant of an option, not after five years from the date of grant) and at exercise prices not less than 100% of the fair market value on the date the option is granted or, in the case of an employee owning more than 10% of the Common Stock on the date of grant of an option, not less than 110% of the fair market value of the Common Stock on the date the option is granted. Non-statutory options under the Incentive Plan may be exercised at such times as the Board determines (but not after ten years and one day from the date of grant) and at exercise prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price may be paid in cash or by surrender of shares of Common Stock at the fair market value thereof. In accordance with a currently proposed amendment to the Incentive Plan, no options may be granted under the Incentive Plan after the earlier of thirteen years from the effective date of the Incentive Plan or upon the exercise of options or related rights equaling the maximum number of shares reserved under the Incentive Plan.

          All options granted through June 30, 1996 under the Incentive Plan are exercisable. Options granted on July 1, 1996 become exercisable in three equal annual installments beginning on July 1, 1997. Any future option grants will become exercisable in installments as determined by the Board of Directors. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable, provided that in the case of incentive stock options, the value of options eligible to be first exercised in any given year is not greater than $100,000, such value being determined at the time the options are granted as provided by the terms of Section 422 of the Internal Revenue Code (the "Code"). To the extent the value of incentive stock options (determined in accordance with the previous sentence) which first become exercisable in a given year exceeds $100,000, such excess options shall be treated as non-statutory options. The Board of Directors, in its sole discretion, may accelerate the time at which any option may be exercised in whole or in part.

          Stock options granted in connection with the Incentive Plan which are exercisable, may not be exercised more than three months after the date on which the optionee ceases to perform services for the Bank or the Company, except as described below. All options become immediately exercisable upon the death, disability, or normal retirement of the participant or upon a change in control as defined in the Incentive Plan. In the event of death, disability, normal retirement or a change in control of the Company or the Bank (as defined in the Incentive Plan), incentive stock options may be exercisable for up to one year thereafter or three years thereafter in the case of non-statutory options. In no event, however, may an incentive or non-statutory stock option be exercised after the tenth anniversary of the grant of the option. If an optionee ceases to perform services for the Company or any affiliate due to death, disability, normal retirement or change in control, any incentive stock options exercised more than three months following the date of the optionee's termination of employment shall be treated for tax purposes as non-statutory stock options. If an executive is terminated for cause, all options expire upon such executive's termination of employment with the Company or the Bank.

          An optionee will not be deemed to have received taxable income upon the grant or exercise of any incentive stock option, provided that such shares are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met. In the case of a non-statutory stock option or in the event shares received by the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods ("disqualifying disposition"), an optionee will be deemed to have received ordinary income upon the exercise of the stock option or the date of the disqualifying disposition, whichever is later, in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock on the date of exercise multiplied by the number of shares received pursuant to the exercise of such options. In the event a non-statutory stock option is exercised during a period that would subject the optionee to liability under Section 16(b) of the Exchange Act (i.e., within six months of the date of grant), the optionee will not be deemed to have recognized income until such period of liability has expired unless the optionee makes a Section 83(b) election under the Code. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes. In the case of limited rights, upon exercise, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid.

          The Board of Directors may grant limited rights simultaneously with the grant of options. A limited right may be exercised by the optionee when the underlying option is exercisable and for a period of three months following termination of the optionee's employment with the Bank except that in the case of death, normal retirement or disability, limited rights may be exercisable for up to one year thereafter with respect to incentive stock options and three years with respect to non-statutory stock options, but in no event beyond the expiration of the term of the related option. Upon exercise of a limited right, the optionee would be entitled to receive a lump-sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise, multiplied by the number of shares with respect to which such limited rights are exercised, and the related option would cease to be exercisable. A limited right may not be exercised in whole or in part before the expiration of six months from its date of grant and may be exercised only in the event of a change in control of the Company. If an employee is discharged for cause all limited rights held by such employee expire immediately.

          No award of options under the Incentive Plan shall be transferable by the optionee other than by the laws of descent and distribution and may only be exercised during his or her lifetime by the optionee, or a guardian or legal representative of the optionee. With the consent of the Committee, an employee may designate a person, or his or her estate, as beneficiary of any stock option and limited right award in the event of the death of the employee.

          The Board of Directors may amend the Incentive Plan in any respect at any time; provided that an amendment required to maintain incentive stock option treatment for options intended to be incentive stock options shall be submitted to stockholders for approval.

          The above discussion describes the general terms of the Incentive Plan and the amendments to the Incentive Plan being proposed. The purpose of requesting stockholder approval of the amendments to the Incentive Plan is to permit certain options granted to be characterized as incentive stock options under Section 422 of the Code. In the event shareholders fail to approve the amendments to the Incentive Plan, the plan as approved by shareholders at the 1990 Annual Meeting of Shareholders, as amended and as currently in effect, and the options granted thereunder, will remain in effect.

          The disclosure provided in the following table sets forth the estimated dollar value and associated number of options that were granted to the Named Executive Officers on July 1, 1996, which grant is subject to the amendments to the Incentive Plan being approved by shareholders. The table also discloses the number and estimated dollar value of options granted on July 1, 1996 to Executive Officers as a group and employees other than executive officers.

                            NEW PLAN BENEFITS TABLE
                               MAF BANCORP, INC.
                 1990 INCENTIVE STOCK OPTION PLAN, AS AMENDED

                                                            DOLLAR      NUMBER
           NAME AND POSITION                             VALUE ($)(1)  OF UNITS
           -----------------                             ------------  --------
Allen H. Koranda, Chairman of the Board and CEO          $ 68,460         7,000

Kenneth Koranda, President and Director                    68,460         7,000

Jerry A. Weberling, Executive Vice President and CFO       29,340         3,000

Lois B. Vasto, Senior Vice President/Loan
 perations and Director                                    29,340         3,000

Kenneth Rusdal, Senior Vice President -
 Operations and Information Systems                        24,450         2,500

Executive Officers as a Group(2)                          366,750        37,500

Non-Executive Directors as a Group                              0             0

Non-Executive Officer Employee Group                       19,560         2,000

- ---------------
(1) For purposes of determining the dollar value of the options in the above table, a variation of the Black-Scholes pricing model was used with a date of grant of July 1, 1996 and the following other assumptions as of the date of grant: (a) fair market value of the Common Stock on the date of grant equal to $24.25 per share; (b) exercise price of the options equal to $24.25 per share; (c) expected dividend yield on the Common Stock of 1.32%; (d) calculated volatility of the price of the Common Stock equal to 0.184, determined based on the closing end-of-week stock prices for the most recent 104 weeks ending prior to the date of grant; and (e) a risk-free interest rate equal to 6.87%. The actual value, if any, a participant may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.
(2) Represents the number of options and corresponding estimated dollar value of such options granted to executive officers as a group on July 1, 1996. See "Executive Compensation-Summary Compensation Table" and "-Option Plans" for additional information on options granted to Named Executive Officers.

UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENTS TO THE MAF BANCORP, INC. 1990 INCENTIVE STOCK OPTION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE MAF BANCORP, INC. 1990 INCENTIVE STOCK OPTION PLAN.

                    PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS


          The Company's independent auditors for the fiscal year ended June 30, 1996 were KPMG Peat Marwick LLP. The Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Company and its affiliates, including the Bank, for the fiscal year ending June 30, 1997 subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Meeting.

          UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED, WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1997.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1997.

SHAREHOLDER PROPOSALS

          To be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders to be held in 1997, which is tentatively scheduled to be held on October 29, 1997, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement, no later than June 2, 1997.
If such annual meeting is held on a date more than 30 calendar days from October 29, 1997, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations of the Securities and Exchange Commission.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

          The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1997 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

          The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

          Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

                                    By Order of the Board of Directors

                                    /s/ Carolyn Pihera

                                    Carolyn Pihera
                                    Corporate Secretary

Clarendon Hills, Illinois
September 20, 1996

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       EXHIBIT A

                               MAF BANCORP, INC.

                        1990 INCENTIVE STOCK OPTION PLAN

  1. PURPOSE. The purpose of the MAF Bancorp, Inc. (the "Holding Company") 1990 Incentive Stock Option Plan (the "Plan") is to advance the interests of the Holding Company and its shareholders by providing employees of the Holding Company and its affiliates, including Mid America Federal Savings Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

  2. DEFINITIONS.

  (a) "Board of Directors" means the Board of Directors of the Holding Company.

  (b) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and
(e)(3)(C).

  (c) "Award" means an Award of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

  (d) "Committee" means the Administrative/Compensation Committee of the Board of Directors of the Bank, consisting solely of two or more non-employee members of the Board of Directors, all of whom are "disinterested directors" as such term is defined under Rule 16(b)-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), as promulgated by the Securities and Exchange Commission ("SEC").

  (e) "Plan Year or Years" means a calendar year or years commencing on or after January 19, 1990.

  (f) "Date of Grant" means the actual date on which an Award is granted by the Committee.

  (g) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share.

  (h) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the average of the reported closing bid and ask prices of the Common Stock as reported by the Nasdaq National Market (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.

  (i) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in section 9.

  (j) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

  (k) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in a material loss to the Holding Company or one of its affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Holding Company or one of its affiliates.

  (l) "Participant" means an employee of the Holding Company or its affiliates chosen by the Committee to participate in the Plan.

  (m) "Change in Control" of the Bank or the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Holding Company's or the Bank's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the shareholders was approved by the Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or the Holding Company.

  However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii)
(a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

  (n) "Normal Retirement" means retirement at the normal or early retirement date as set forth in any tax qualified plan of the Bank.

  3. ADMINISTRATION. The Plan shall be administered by the Administrative/Compensation Committee of the Board of Directors of the Bank.
The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

  4. TYPES OF AWARDS. Awards under the Plan may be granted in any one or a combination of:

     (a) Incentive Stock Options;

     (b) Non-statutory Stock Options; and

     (c) Limited Rights

as defined below in paragraphs 7 through 9 of the Plan.

  5. STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 13, the maximum number of shares reserved for issuance under the Plan is 723,462 shares of Common Stock of the Holding Company, par value $.01 per share (as adjusted for stock splits and stock dividends in 1993 and 1995, respectively). These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

  6. ELIGIBILITY. Officers and other employees of the Holding Company or its affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Holding Company or its affiliates shall not be eligible to receive Awards under the Plan.

  7. NON-STATUTORY STOCK OPTIONS.

  7.1 Grant of Non-statutory Stock Options. The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall not be less than 100% of the Fair Market Value of the Holding Company's Common Stock on the date the option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Non-statutory Stock Options shall become immediately exercisable.

     (c) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, his Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination.
  In the event of Termination for Cause, all rights under his Non-statutory Stock Options shall expire upon the termination. In the event of the death, Disability or Normal Retirement of any employee, all Non-statutory Stock Options held by the employee, whether or not exercisable at such time, shall be exercisable by the employee or his legal representatives or beneficiaries for three years following the date of his death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term.

  8. INCENTIVE STOCK OPTIONS.

  8.1 Grant of Incentive Stock Options. The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Holding Company's Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Holding Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock of the Holding Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

     (b) Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options (determined without regard to this sentence) granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) and such Fair Market Value exceeds $100,000, such options shall be treated as non-statutory stock options. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any employee, at the time an Incentive Stock Option is granted, owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in the employee's lifetime only by the employee to whom it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Incentive Stock Options shall become immediately exercisable.

     (d) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, such employee's Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable at the date of termination and only for a period of three months following termination. In the event of Termination for Cause of an employee, all rights under such employee's Incentive Stock Options shall expire upon termination.

     In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by the employee or his or her legal representatives or beneficiaries for one year following the date of death or cessation of employment due to Disability. Upon termination of an employee's service due to Normal Retirement, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of cessation of employment, provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Normal Retirement. In no event shall the period extend beyond the expiration of the Incentive Stock Option term.

  (e) Compliance with the Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.

  9. LIMITED RIGHTS.

  9.1 Grant of Limited Rights. The Committee may grant a Limited Right simultaneously with the grant of any option, with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Holding Company.

     The Limited Right may be exercised only when the underlying option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

     Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash equal to the difference between the exercise price of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

     (c) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, any Limited Rights held by such employee shall be exercisable only as to those shares of the related option which were immediately purchasable at the date of termination and for a period of three months following termination. In the event of Termination for Cause, all Limited Rights held by him shall expire immediately.

     Upon termination of an employee's employment for reason of death or Disability, all Limited Rights held by such employee shall be exercisable by the employee or his legal representative or beneficiaries for a period of one year from the date of such termination with respect to Limited Rights related to Incentive Stock Options, and for a period of three years from the date of such termination with respect to Limited Rights related to Non-statutory Stock Options. Upon termination of an employee's employment for reason of Normal Retirement, all Limited Rights held by such employee shall be exercisable by the employee or his legal representative or beneficiary for one year with respect to Limited Rights granted with respect to Incentive Stock Options and three years with respect to Limited Rights granted with respect to Non-statutory Stock Options. In no event shall the period extend beyond the expiration of the term of the related option.

  10. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY. An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its affiliates or to continue to perform services for the Holding Company or its affiliates or interferes in any way with the right of the Holding Company or its affiliates to terminate such person's services as an officer or other employee at any time.

  No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during such employee's lifetime by the optionee, or by a guardian or legal representative.

  11. AGREEMENT WITH GRANTEES. Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Holding Company or its affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

  12. DESIGNATION OF BENEFICIARY. A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the estate will be deemed to be the beneficiary.

  13. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such options.

  No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

  14. WITHHOLDING. The Holding Company may withhold, at the election of the Participant, from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes and if the amount of such payment is insufficient, the Holding Company may require the Participant to pay to the Holding Company the amount required to be withheld. Alternatively, a Participant may pay to the Holding Company the amount of cash required to be withheld in lieu of any withholding of distribution under this Plan.


  15. AMENDMENT OF THE PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

  No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

  16. EFFECTIVE DATE OF PLAN. The Plan became effective on January 19, 1990 upon the conversion of Mid America Federal Savings Bank from the mutual to capital stock form of ownership. The Plan was presented to, and approved by shareholders at the 1990 Annual Shareholders Meeting held on October 31, 1990, for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining listing on the Nasdaq National Market System.

  The failure to obtain shareholder approval of the amendments to the Plan being presented at the 1996 Annual Shareholders' Meeting held on October 23, 1996, will not affect the validity of the Plan prior to such amendments and the options thereunder, and the Plan shall remain in full force and effect.

  17. TERMINATION OF THE PLAN. The right to grant Awards under the Plan will terminate upon the earlier of thirteen (13) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. Notwithstanding the foregoing, however, the right to grant Incentive Stock Option Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect such Participant's rights under a previously granted Award.

  18. APPLICABLE LAW. The Plan will be administered in accordance with the laws of the State of Delaware.

      -                                           -



      -                                           -
REVOCABLE PROXY                MAF BANCORP, INC.

          55TH STREET & HOLMES AVENUE, CLARENDON HILLS, ILLINOIS 60514
                                 (630) 325-7300
                         ANNUAL MEETING OF SHAREHOLDERS
                          OCTOBER 23, 1996, 10:00 A.M.

  The undersigned hereby appoints the Board of Directors of MAF Bancorp, Inc. ("MAF Bancorp"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of MAF Bancorp which the undersigned is entitled to vote only at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on October 23, 1996, at 10:00 a.m., local time, at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, and at any and all adjournments thereof, as marked on the reverse side.

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

  The undersigned hereby acknowledges receipt from MAF Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a proxy statement dated September 20, 1996, and the 1996 Annual Report to Shareholders.

  (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.)

                               MAF BANCORP, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]


[                                                                              ]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The Election of Directors for terms of three years                 For ALL
   each: Allen H. Koranda, Dr. Robert Bowles and        For  Withheld  Except
   Henry Smogolski                                      [ ]     [ ]     [ ]
   (To withhold authority to vote for
   an individual nominee, write that nominee's name on the line provided below).

   ----------------------------------------
   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

2. The approval of amendments to the MAF Bancorp,       For  Against  Abstain
   Inc. 1990 Incentive Stock Option Plan.               [ ]    [ ]      [ ]

3. The ratification of the appointment of KPMG          For  Against  Abstain
   Peat Marwick LLP as independent                      [ ]    [ ]      [ ]
   auditors of MAF Bancorp, Inc. for the
   fiscal year ending June 30, 1997.

                                                Dated: ___________________,1996

                                                -------------------------------
                                                    Signature of Shareholder

                                                -------------------------------
                                                    Signature of Shareholder

                                                Please sign exactly as your
                                                name appears on this card
                                                (do not print).

                                                Please indicate any change
                                                in address.

                                                When shares are held by joint
                                                tenants, both should sign, but
                                                only one signature is required.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.